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                                                                  Exhibit 10.22


                             AVAX TECHNOLOGIES, INC.

                        2000 DIRECTORS' STOCK OPTION PLAN

SECTION 1.    PURPOSE

         The purpose of the AVAX Technologies, Inc. 2000 Directors' Stock Option Plan (the "Plan") is to advance the interests of AVAX Technologies, Inc., a Delaware corporation (the "Company"), by strengthening the ability of the Company to attract and retain External Directors (as defined below) of high caliber through encouraging a sense of proprietorship by means of stock ownership.

SECTION 2.    DEFINITIONS

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time-to-time.

         "Committee" means the entire Board of Directors, or if the administration of this Plan has been delegated to a committee of the Board, a committee selected by the Board and comprised of at least two directors. To the extent necessary to comply with the requirements of Rule 16b-3, the Committee shall consist of two or more Non-Employee Directors. The Compensation Committee of the Board of Directors will act as the Committee for this Plan until such time as the Board of Directors designates another committee of the Board or the entire Board to act as the Committee for this Plan.

         "Common Stock" means the common stock of the Company, par value $.004 per share.

         "Date of Grant" means the date on which an Option is granted under this Plan.

         "Designated Beneficiary" means the beneficiary designated by the Optionee, in a manner determined by the Committee, to receive amounts due the Optionee in the event of the Optionee's death. In the absence of an effective designation by the Optionee, Designated Beneficiary means the Optionee's estate.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "External Director" means a member of the Board who is not an employee of the Company or a subsidiary.

         "Fair Market Value" means the closing sales price (or average of the quoted closing bid and asked prices if there is no closing sales price reported) of the Common Stock on the date specified as reported by the NASDAQ Stock Market, or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for Common Stock on the day nearest preceding such date.

         "Option" means a nonqualified option to purchase shares of the Company's Common Stock.

         "Optionee" means the person to whom an Option is granted under this Plan or who has obtained the right to exercise an Option in accordance with the provisions of this Plan.

         "Rule 16b-3" means Rule 16b-3 of the rules and regulations under the Exchange Act as it may be amended from time-to-time and any successor provision to Rule 16b-3 under the Exchange Act.


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SECTION 3.    ADMINISTRATION

         This Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of this Plan as it shall from time-to-time deem advisable, and to construe, interpret and administer the terms and provisions of this Plan and the agreements thereunder. The determinations and interpretations made by the Committee are final and conclusive and binding on all persons.

SECTION 4.    ELIGIBILITY

         All External Directors are eligible to receive awards of Options under this Plan.

SECTION 5.    MAXIMUM AMOUNT AVAILABLE FOR AWARDS

         Subject to the provisions of SECTION 9, the maximum number of shares of Common Stock in respect of which Options may be granted under this Plan is 480,000 shares of Common Stock. Shares of Common Stock may be made available from authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that an Option is terminated unexercised as to any shares of Common Stock covered thereby, such shares shall thereafter be again available for award pursuant to this Plan.

SECTION 6.    STOCK OPTIONS

         (a) Options will be automatically granted to each External Director under this Plan as follows:

                  (1) On the date of the adoption of this Plan by the Board of Directors, each External Director of the Company as of January 1, 2000, shall be granted nonqualified Options to purchase 40,000 shares of the Company's Common Stock at an Option exercise price equal to 100% of the Fair Market Value of the Common Stock on the date of the adoption of this Plan by the Board of Directors.

                  (2) During the term of this Plan, on the day that an External Director is first appointed or elected to the Board, such director shall be granted nonqualified Options to purchase 40,000 shares of the Company's Common Stock at an Option exercise price equal to 100% of the Fair Market Value of the Common Stock on the date the External Director is elected to the Board of Directors or first becomes an External Director.

                  (3) On the first business day of January 2004, each External Director shall be granted nonqualified Options to purchase 40,000 shares of the Company's Common Stock at an Option exercise price equal to 100% of the Fair Market Value of the Common Stock on the first business day of January 2004.

         (b) All Options granted under this Plan prior to stockholder approval of this Plan are subject to the approval of this Plan by the stockholders of the Company.

         (c) Each Option hereunder shall be evidenced in writing, delivered to the Optionee, and will be exercisable at such times and subject to such terms and conditions as specified in the applicable grant and agreement, subject to the following:

                  (1) the initial grant of Options to purchase 40,000 shares of Common Stock to the External Directors as of January 1, 2000, shall vest quarterly on a proportionate basis on each January 1, April 1, July 1 and October 1, beginning with January 1, 2000, and quarterly thereafter


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         over the next 15 quarters so long as the External Director continues as a member of the Board of Directors; provided, that, the vesting will accelerate if a Change in Control (as defined in the applicable agreement) of the Company occurs; and

                  (2) the Options granted to any new External Director shall vest quarterly on a proportionate basis on each January 1, April 1, July 1 and October 1, beginning with the first January 1, April 1, July 1 or October 1 closest to (before or after) the Date Of Grant, and quarterly thereafter over the next 15 quarters so long as the External Director continues as a member of the Board of Directors; provided, that, the vesting will accelerate if a Change in Control (as defined in the applicable agreement) of the Company occurs; and

                  (3) the grant of Options to purchase 40,000 shares of Common Stock to the External Directors as of January 1, 2004, shall vest quarterly on a proportionate basis on each January 1, April 1, July 1 and October 1, beginning with January 1, 2004, and quarterly thereafter over the next 15 quarters so long as the External Director continues as a member of the Board of Directors; provided, that, the vesting will accelerate if a Change in Control (as defined in the applicable agreement) of the Company occurs; and

                  (4) the Options may not be exercised after the tenth anniversary of the Date of Grant.

         The Committee may impose such conditions with respect to the exercise of Options (that are consistent with the foregoing principles), including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

         (e) No shares may be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. The Company shall have the right to deduct from all amounts paid to an Optionee in cash (whether under this Plan or otherwise) any taxes the Company withholds in respect of Options under this Plan.

         (f) The Company is not required to issue any fractional shares upon the exercise of any Options granted under this Plan. No Optionee or such Optionee's legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an Option unless and until said Option has been exercised and the purchase price of the shares in respect of which the Option has been exercised has been paid. Unless otherwise provided in the agreement applicable thereto, an Option is not exercisable except by the Optionee or by a person who has obtained the Optionee's rights under the Option by will or under the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined in the Code, and no right or interest of any Optionee shall be subject to any lien, obligation or liability of the Optionee.

SECTION 7.    PLAN AMENDMENTS

         The Board may amend, abandon, suspend or terminate this Plan or any portion thereof at any time in such respects as it may deem advisable in its sole discretion, provided that no amendment may be made without stockholder approval if such amendment is material or if stockholder approval is necessary to comply with any tax or regulatory requirement.

SECTION 8.    RESTRICTIONS ON ISSUANCE OF OPTIONS AND OPTION SHARES

         The Company is not obligated to issue any shares upon the exercise of any Option granted under this Plan unless: (1) the shares pertaining to such Option have been registered under applicable securities laws or are exempt from such registration; (2) if required, the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and (3) if the Common Stock has been listed on any exchange, the shares pertaining to such Option have been duly listed on such exchange in accordance with the procedure specified therefor. The Company is under no obligation to effect or obtain


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any listing, registration, qualification, consent or approval with respect to shares pertaining to any Option granted under this Plan. If the shares to be issued upon the exercise of any Option granted under this Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal and state securities laws, the recipient of the Option, if so requested by the Company, shall furnish to the Company such evidence and representations, including an opinion of counsel satisfactory to it as the Company may reasonably request.

         The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock pertaining to any Option granted under this Plan upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body.

         The Committee may impose such other restrictions on the ownership and transfer of shares issued pursuant to this Plan as it deems desirable; any such restrictions shall be set forth in the agreement applicable thereto.

SECTION 9.    ADJUSTMENT TO SHARES

         If the Committee determines that any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall adjust appropriately any or all of (a) the number and kind of shares that thereafter may be optioned under this Plan, (b) the number and kind of shares subject of Options, and (c) the exercise price with respect to any of the foregoing and/or, if deemed appropriate, make provision for cash payment to an Optionee or a person who has an outstanding Option; provided, however, that the number of shares subject to any Option shall always be a whole number.

SECTION 10.     EFFECTIVE DATE; TERM

         Subject to the approval of the stockholders of the Company, this Plan is effective as of the January 1, 2000. No Options may be granted under this Plan after December 31, 2009; however, all previously granted Options that have not expired under their original terms or will not then expire at the time this Plan expires will remain outstanding.

SECTION 11.     GENERAL PROVISIONS

         (a) Neither this Plan nor any Option granted hereunder is intended to confer upon any Optionee any rights with respect to continuance of the utilization of his or her services by the Company, nor to interfere in any way with his or her right or that of the Company to terminate his or her services at any time (subject to the terms of any applicable contract, law, regulation, and the articles and bylaws of the Company).

         (b) No Optionee or Designated Beneficiary has any rights as a stockholder with respect to any shares of Common Stock to be distributed under this Plan until he or she has become the holder thereof.

         (c) The validity, construction, interpretation, administration and effect of this Plan and of its rules and regulations, and rights relating to this Plan, shall be determined solely in accordance with the laws of the State of Delaware (without giving effect to its conflicts of laws rules) and, to the extent applicable, federal law.


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         The Company has caused this Plan to be adopted by its Board of
Directors effective as of January 1, 2000.

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